Exhibit 99.1

(Furnished herewith)

News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere Reports Net Income of $1.283 Billion for Fourth Quarter, $5.963 Billion for Fiscal Year

●	Fourth-quarter net income rises on net sales gain of 19%, demonstrating solid execution and benefits of operating model.
●	UAW contract agreement shows commitment to Deere’s workforce.
●	Full-year 2022 earnings forecast to be $6.5 to $7.0 billion, reflecting healthy demand.

MOLINE, Illinois (November 24, 2021) — Deere & Company reported net income of $1.283 billion for the fourth quarter ended October 31, 2021, or $4.12 per share, compared with net income of $757 million, or $2.39 per share, for the quarter ended November 1, 2020. For fiscal year 2021, net income attributable to Deere & Company was $5.963 billion, or $18.99 per share, compared with $2.751 billion, or $8.69 per share, in fiscal 2020.

Worldwide net sales and revenues increased 16 percent, to $11.327 billion, for the fourth quarter of fiscal 2021 and rose 24 percent, to $44.024 billion, for the full year. Equipment operations net sales were $10.276 billion for the quarter and $39.737 billion for the year, compared with corresponding totals of $8.659 billion and $31.272 billion in 2020.

“Deere’s strong fourth-quarter and full-year performance was delivered by our dedicated employees, dealers, and suppliers throughout the world, who have helped safely maintain our operations and serve customers,” said John C. May, chairman and chief executive officer. “Our results reflect strong end-market demand and our ability to continue serving customers while managing supply-chain issues and conducting contract negotiations with our largest union. Last week’s ratification of a 6-year agreement with the UAW brings our highly skilled employees back to work building the finest products in our industries. The agreement shows our ongoing commitment to delivering best-in-class wages and benefits.”

Company Outlook & Summary

Net income attributable to Deere & Company for fiscal 2022 is forecasted to be in a range of $6.5 billion to $7.0 billion.

“Looking ahead, we expect demand for farm and construction equipment to continue benefiting from positive fundamentals, including favorable crop prices, economic growth, and increased investment in infrastructure,” May said. “At the same time, we anticipate supply-chain pressures will continue to pose challenges in our industries. We are working closely with our suppliers to address these issues and ensure that our customers can deliver essential food and infrastructure more profitably and sustainably.”

Deere & Company	Fourth Quarter			Full Year
$ in millions	2021	2020	% Change	2021	2020	% Change
Net sales and revenues	$11,327	$9,731	16%	$44,024	$35,540	24%
Net income	$1,283	$757	69%	$5,963	$2,751	117%
Fully diluted EPS	$4.12	$2.39		$18.99	$8.69

Net income in the fourth quarter and full-year 2020 was negatively affected by impairment charges and employee-separation costs of $211 million and $458 million after-tax, respectively. In addition, net income was unfavorably affected by discrete adjustments to the provision for income taxes in both periods of 2020.

Equipment Operations	Fourth Quarter
$ in millions	2021	2020	% Change
Net sales	$10,276	$8,659	19%
Operating profit	$1,393	$1,056	32%
Net income	$1,056	$571	85%

For a discussion of net sales and operating profit results, see the production and precision agriculture, small agriculture and turf, and construction and forestry sections below.

Production & Precision Agriculture	Fourth Quarter
$ in millions	2021	2020	% Change
Net sales	$4,661	$3,801	23%
Operating profit	$777	$578	34%
Operating margin	16.7%	15.2%

Production and precision agriculture sales increased for the quarter due to higher shipment volumes and price realization. Operating profit rose primarily due to price realization and improved shipment volumes / mix. These items were partially offset by higher production costs. Results for fourth-quarter 2020 were negatively impacted by employee-separation expenses.

Production & Precision Agriculture Operating Profit

Fourth Quarter 2021 compared to Fourth Quarter 2020

$ in millions

$578
$201
$280
$57
$5
($391)
($18)
$87
($22)
$777
Fourth Quarter 2020
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Fourth Quarter 2021

Small Agriculture & Turf	Fourth Quarter
$ in millions	2021	2020	% Change
Net sales	$2,809	$2,397	17%
Operating profit	$346	$282	23%
Operating margin	12.3%	11.8%

Small agriculture and turf sales increased for the quarter due to higher shipment volumes and price realization. Operating profit rose primarily due to improved shipment volumes / mix and price realization. These items were partially offset by higher production costs and higher research and development and selling, administrative, and general expenses. Employee-separation expenses and impairments negatively impacted the fourth quarter of 2020.

Small Agriculture & Turf Operating Profit

Fourth Quarter 2021 compared to Fourth Quarter 2020

$ in millions

$282
$119
$99
$11
$8
($203)
($34)
$77
($13)
$346
Fourth Quarter 2020
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Fourth Quarter 2021

Construction & Forestry	Fourth Quarter
$ in millions	2021	2020	% Change
Net sales	$2,806	$2,461	14%
Operating profit	$270	$196	38%
Operating margin	9.6%	8.0%

Construction & Forestry sales moved higher for the quarter primarily due to higher shipment volumes and price realization. Operating profit improved mainly due to price realization and higher sales volume / mix. Partially offsetting these factors were increases in production costs and higher selling, administrative, and general and research and development expenses. Fourth-quarter 2020 results were adversely affected by employee-separation expenses and impairments.

Construction & Forestry Operating Profit

Fourth Quarter 2021 compared to Fourth Quarter 2020

$ in millions

$196
$67
$151
($1)
($20)
($118)
($18)
$76
($63)
$270
Fourth Quarter 2020
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Fourth Quarter 2021

Financial Services	Fourth Quarter
$ in millions	2021	2020	% Change
Net income	$227	$186	22%

Net income for financial services in the quarter rose mainly due to income earned on a higher average portfolio and favorable financing spreads, as well as improvements on operating-lease residual values. These factors were partially offset by a higher provision for credit losses. Results in 2020 also were affected by employee-separation costs.

Industry Outlook for Fiscal 2022
Agriculture & Turf
U.S. & Canada:
Large Ag	Up ~ 15%
Small Ag & Turf	~ Flat
Europe	Up ~ 5%
South America (Tractors & Combines)	Up ~ 5%
Asia	~ Flat

Construction & Forestry
U.S. & Canada:
Construction Equipment	Up 5 to 10%
Compact Construction Equipment	Up 5 to 10%
Global Forestry	Up 10 to 15%

Deere Segment Outlook for Fiscal 2022		Currency	Price
$ in millions	Net Sales	Translation	Realization
Production & Precision Ag	Up 20 to 25%	0%	+9%
Small Ag & Turf	Up 15 to 20%	-1%	+7%
Construction & Forestry	Up 10 to 15%	0%	+8%

Financial Services	Net Income	$870

Financial Services. Fiscal-year 2022 net income attributable to Deere & Company for the financial services operations is forecast to be approximately $870 million. Results are expected to be slightly lower than fiscal 2021 due to a higher provision for credit losses, lower gains on operating-lease residual values, and higher selling, general, and administrative expenses. These factors are expected to be partially offset by income earned on a higher average portfolio.

John Deere Capital Corporation

The following is disclosed on behalf of the company’s financial services subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market.

	Fourth Quarter			Full Year
$ in millions	2021	2020	% Change	2021	2020	% Change
Revenue	$673	$693	-3%	$2,688	$2,808	-4%
Net income	$181	$154	18%	$711	$425	67%
Ending portfolio balance				$41,488	$38,726	7%

Net income for the fourth quarter of fiscal 2021 was higher than in the fourth quarter of 2020 primarily due to income earned on higher average portfolio balances and improvements on operating-lease residual values. These factors were partially offset by a higher provision for credit losses. Fourth-quarter 2020 results were also negatively impacted by employee-separation expenses. Full-year 2021 net income was higher than in 2020 due to improvements on operating-lease residual values, a lower provision for credit losses, favorable financing spreads, and income earned on a higher average portfolio. Full-year 2020 results also included impairments on lease residual values.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements under “Company Outlook & Summary,” “Industry Outlook for Fiscal 2022,” “Deere Segment Outlook (Fiscal 2022),” and other forward-looking statements herein that relate to future events, expectations, and trends involve factors that are subject to change and risks and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties could affect particular lines of business, while others could affect all of the company’s businesses.

The company’s agricultural equipment businesses are subject to a number of uncertainties, including certain factors that affect farmers’ confidence and financial condition. These factors include demand for agricultural products; world grain stocks; weather conditions and the effects of climate change; soil conditions; harvest yields; prices for commodities and livestock; crop and livestock production expenses; availability of transport for crops (including as a result of reduced state and local transportation budgets); trade restrictions and tariffs (e.g., China); global trade agreements; the level of farm product exports (including concerns about genetically modified organisms); the growth and sustainability of non-food uses for some crops (including ethanol and biodiesel production); real estate values; available acreage for farming; land ownership policies of governments; changes in government farm programs and policies; international reaction to such programs; changes in and effects of crop insurance programs; changes in environmental regulations and their impact on farming practices; animal diseases (e.g., African swine fever) and their effects on poultry, beef, and pork consumption and prices and on livestock feed demand; crop pests and diseases; and the impact of the COVID pandemic on the agricultural industry including demand for, and production and exports of, agricultural products, and commodity prices.

The production and precision agriculture business is dependent on agricultural conditions, and relies in part on hardware and software, guidance, connectivity and digital solutions, and automation and machine intelligence. Many factors contribute to the company’s precision agriculture sales and results, including the impact to customers’ profitability and/or sustainability outcomes; the rate of adoption and use by customers; availability of technological innovations; speed of research and development; effectiveness of partnerships with third parties; and the dealer channel’s ability to support and service precision technology solutions.

Factors affecting the company’s small agriculture and turf equipment operations include agricultural conditions; consumer confidence; weather conditions and the effects of climate change; customer profitability; labor supply; consumer borrowing patterns; consumer purchasing preferences; housing starts and supply; infrastructure investment; spending by municipalities and golf courses; and consumable input costs.

Factors affecting the company’s construction and forestry equipment operations include consumer spending patterns; real estate and housing prices; the number of housing starts; interest rates; commodity prices such as oil and gas; the levels of public and non-residential construction; and investment in infrastructure. Prices for pulp, paper, lumber, and structural panels affect sales of forestry equipment.

Many of the factors affecting the production and precision agriculture, small agriculture and turf, and construction and forestry segments have been and may continue to be impacted by global economic conditions, including those resulting from the COVID pandemic and responses to the pandemic taken by governments and other authorities.

All of the company’s businesses and its results are affected by general economic conditions in the global markets and industries in which the company operates; customer confidence in general economic conditions; government spending and taxing; foreign currency exchange rates and their volatility, especially fluctuations in the value of the U.S. dollar; interest rates (including the availability of IBOR reference rates); inflation and deflation rates; changes in weather and climate patterns; the political and social stability of the global markets in which the company operates; the effects of, or response to, terrorism and security threats; wars and other conflicts; natural disasters; and the spread of major epidemics or pandemics (including the COVID pandemic) and government and industry responses to such epidemics or pandemics, such as travel restrictions and extended shut downs of businesses.

Continued uncertainties related to the magnitude, duration, and persistent effects of the COVID pandemic may significantly adversely affect the company’s business and outlook. These uncertainties include, among other things: the duration and impact of the resurgence in COVID cases in any country, state, or region; the emergence, contagiousness, and threat of new and different strains of virus; the availability, acceptance, and effectiveness of vaccines; additional closures as mandated or otherwise made necessary by governmental authorities; disruptions in the supply chain, including those caused by industry capacity constraints, material availability, and global logistics delays and constraints arising from, among other things, the transportation capacity of ocean shipping containers, and a prolonged delay in resumption of operations by one or more key suppliers, or the failure of any key suppliers; an increasingly competitive labor market due to a sustained labor shortage or increased turnover caused by COVID pandemic; the company’s ability to meet commitments to customers on a timely basis as a result of increased costs and supply and transportation challenges; increased logistics costs; additional operating costs due to continued remote working arrangements, adherence to social distancing guidelines, and other COVID-related challenges; increased risk of cyber-attacks on network connections used in remote working arrangements; increased privacy-related risks due to processing health-related personal information; legal claims related to personal protective equipment designed, made, or provided by the company or alleged exposure to COVID on company premises; absence of employees due to illness; and the impact of the pandemic on the company’s customers and dealers. The sustainability of the economic recovery observed in 2021 remains unclear and significant volatility could continue for a prolonged period. These factors, and others that are currently unknown or considered immaterial, could materially and adversely affect our business, liquidity, results of operations, and financial position.

Significant changes in market liquidity conditions, changes in the company’s credit ratings, and any failure to comply with financial covenants in credit agreements could impact access to funding and funding costs, which could reduce the company’s earnings and cash flows. Financial market conditions could also negatively impact customer access to capital for purchases of the company’s products and customer confidence and purchase decisions, financing and repayment practices, and the number and size of customer delinquencies and defaults. A debt crisis in Europe, Latin America, or elsewhere could negatively impact currencies, global financial markets, social and political stability, funding sources and costs, asset and obligation values, customers, suppliers, demand for equipment, and company operations and results. The company’s investment management activities could be impaired by changes in the equity, bond, and other financial markets, which would negatively affect earnings.

Continued effects of the withdrawal of the United Kingdom from the European Union could adversely affect business activity, political stability, and economic conditions in the United Kingdom, the European Union, and elsewhere. The economic conditions and outlook could be further adversely affected by (i) uncertainty regarding any new or modified trade arrangements between the United Kingdom and the European Union and/or other countries; (ii) the risk that one or more other European Union countries could come under increasing pressure to leave the European Union; or (iii) the risk that the euro as the single currency of the eurozone could cease to exist. Any of these developments could affect our businesses, liquidity, results of operations, and financial position.

Additional factors that could materially affect the company’s operations, access to capital, expenses, and results include changes in, uncertainty surrounding, and the impact of governmental trade, banking, monetary, and fiscal policies, including financial regulatory reform and its effects on the consumer finance industry, derivatives, funding costs, and other areas; the potential default of the U.S. federal government if Congress fails to pass a fiscal 2022 budget resolution; governmental programs, policies, and tariffs for the benefit of certain industries or sectors; sanctions in particular jurisdictions; retaliatory actions to such changes in trade, banking, monetary, and fiscal policies; actions by central banks; actions by financial and securities regulators; actions by environmental, health, and safety regulatory agencies, including those related to engine emissions, carbon and other greenhouse gas emissions, noise, and the effects of climate change; changes to GPS radio frequency bands or their permitted uses; changes in labor and immigration regulations; changes to accounting standards; changes in tax rates, estimates, laws, and regulations and company actions related thereto; changes to and compliance with privacy, banking, and other regulations; changes to and compliance with economic sanctions and export controls laws and regulations; compliance with U.S. and foreign laws when expanding to new markets and otherwise; and actions by other regulatory bodies.

Other factors that could materially affect the company’s results include production, design, and technological innovations and difficulties, including capacity and supply constraints and prices; the loss of or challenges to intellectual property rights, whether through theft, infringement, counterfeiting, or otherwise; the availability and prices of strategically sourced materials, components, and whole goods; delays or disruptions in the company’s supply chain or the loss of liquidity by suppliers; disruptions of infrastructures that support communications, operations, or distribution; the failure of customers, dealers, suppliers, or the company to comply with laws, regulations, and company policy pertaining to employment, human rights, health, safety, the environment, sanctions, export controls, anti-corruption, privacy and data protection, and other ethical business practices; introduction of legislation that could affect the company’s business model and intellectual property, such as right to repair or right to modify; events that damage the company’s reputation or brand; significant investigations, claims, lawsuits, or other legal proceedings; start-up of new plants and products; the success of new product initiatives or business strategies; changes in customer product preferences and sales mix; gaps or limitations in rural broadband coverage, capacity, and speed needed to support technology solutions; oil and energy prices, supplies, and volatility; the availability and cost of freight; actions of competitors in the various industries in which the company competes, particularly price discounting; dealer practices, especially as to levels of new and used field inventories; changes in demand and pricing for used equipment and resulting impacts on lease residual values; labor relations and contracts, including work stoppages and other disruptions; changes in the ability to attract, develop, engage, and retain qualified personnel; acquisitions and divestitures of businesses; greater-than-anticipated transaction costs; the integration of new businesses; the failure or delay in closing or realizing anticipated benefits of acquisitions, joint ventures, or divestitures; the inability to deliver precision technology and agricultural solutions to customers; the implementation of the smart industrial operating model and other organizational changes; the failure to realize anticipated savings or benefits of cost reduction, productivity, or efficiency efforts; difficulties related to the conversion and implementation of enterprise resource planning systems; security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of the company and its suppliers and dealers; security breaches with respect to the company’s products; changes in company-declared dividends and common stock issuances and repurchases; changes in the level and funding of employee retirement benefits; changes in market values of investment assets, compensation, retirement, discount, and mortality rates which impact retirement benefit costs; and significant changes in health care costs.

The liquidity and ongoing profitability of John Deere Capital Corporation and the company’s other financial services subsidiaries depend largely on timely access to capital in order to meet future cash flow requirements, and to fund operations, costs, and purchases of the company’s products. If general economic conditions deteriorate or capital markets become more volatile, funding could be unavailable or insufficient. Additionally, customer confidence levels may result in declines in credit applications and increases in delinquencies and default rates, which could materially impact write-offs and provisions for credit losses.

The company’s forward-looking statements are based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. Such estimates and data are often revised. The company, except as required by law, undertakes no obligation to update or revise its forward-looking statements, whether as a result of new developments or otherwise. Further information concerning the company and its businesses, including factors that could materially affect the company’s financial results, is included in the company’s other filings with the SEC (including, but not limited to, the factors discussed in Item 1A. Risk Factors of the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q).

DEERE & COMPANY

FOURTH QUARTER 2021 PRESS RELEASE

(In millions of dollars) Unaudited

	Three Months Ended			Years Ended
	October 31	November 1%		October 31	November 1%
	2021	2020	Change	2021	2020	Change
Net sales and revenues:
Production & precision ag net sales	$4,661	$3,801	+23	$16,509	$12,962	+27
Small ag & turf net sales	2,809	2,397	+17	11,860	9,363	+27
Construction & forestry net sales	2,806	2,461	+14	11,368	8,947	+27
Financial services	869	891	-2	3,548	3,589	-1
Other revenues	182	181	+1	739	679	+9
Total net sales and revenues	$11,327	$9,731	+16	$44,024	$35,540	+24

Operating profit: *
Production & precision ag	$777	$578	+34	$3,334	$1,969	+69
Small ag & turf	346	282	+23	2,045	1,000	+105
Construction & forestry	270	196	+38	1,489	590	+152
Financial services	299	249	+20	1,144	746	+53
Total operating profit	1,692	1,305	+30	8,012	4,305	+86
Reconciling items **	(78)	(219)	-64	(390)	(472)	-17
Income taxes	(331)	(329)	+1	(1,659)	(1,082)	+53
Net income attributable to Deere & Company	$1,283	$757	+69	$5,963	$2,751	+117

*       Operating profit is income from continuing operations before corporate expenses, certain external interest expense, certain foreign exchange gains and losses, and income taxes. Operating profit of the financial services segment includes the effect of interest expense and foreign exchange gains or losses.

**     Reconciling items are primarily corporate expenses, certain external interest expense, certain foreign exchange gains and losses, pension and postretirement benefit costs excluding the service cost component, and net income attributable to noncontrolling interests.

DEERE & COMPANY

STATEMENT OF CONSOLIDATED INCOME

For the Three Months Ended October 31, 2021 and November 1, 2020

(In millions of dollars and shares except per share amounts) Unaudited

	2021	2020
Net Sales and Revenues
Net sales	$10,276	$8,659
Finance and interest income	828	867
Other income	223	205
Total	11,327	9,731

Costs and Expenses
Cost of sales	7,809	6,470
Research and development expenses	450	443
Selling, administrative and general expenses	936	1,011
Interest expense	210	278
Other operating expenses	309	414
Total	9,714	8,616

Income of Consolidated Group before Income Taxes	1,613	1,115
Provision for income taxes	330	329

Income of Consolidated Group	1,283	786
Equity in income (loss) of unconsolidated affiliates	1	(28)

Net Income	1,284	758
Less: Net income attributable to noncontrolling interests	1	1
Net Income Attributable to Deere & Company	$1,283	$757

Per Share Data
Basic	$4.15	$2.41
Diluted	$4.12	$2.39

Average Shares Outstanding
Basic	309.1	314.1
Diluted	311.5	317.1

See Condensed Notes to Consolidated Financial Statements.

DEERE & COMPANY

STATEMENT OF CONSOLIDATED INCOME

For the Years Ended October 31, 2021 and November 1, 2020

(In millions of dollars and shares except per share amounts) Unaudited

	2021	2020
Net Sales and Revenues
Net sales	$39,737	$31,272
Finance and interest income	3,296	3,450
Other income	991	818
Total	44,024	35,540

Costs and Expenses
Cost of sales	29,116	23,677
Research and development expenses	1,587	1,644
Selling, administrative and general expenses	3,383	3,477
Interest expense	993	1,247
Other operating expenses	1,343	1,612
Total	36,422	31,657

Income of Consolidated Group before Income Taxes	7,602	3,883
Provision for income taxes	1,658	1,082

Income of Consolidated Group	5,944	2,801
Equity in income (loss) of unconsolidated affiliates	21	(48)

Net Income	5,965	2,753
Less: Net income attributable to noncontrolling interests	2	2
Net Income Attributable to Deere & Company	$5,963	$2,751

Per Share Data
Basic	$19.14	$8.77
Diluted	$18.99	$8.69

Average Shares Outstanding
Basic	311.6	313.5
Diluted	314.0	316.6

See Condensed Notes to Consolidated Financial Statements.

DEERE & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEET

As of October 31, 2021 and November 1, 2020

(In millions of dollars) Unaudited

	2021	2020
Assets
Cash and cash equivalents	$8,017	$7,066
Marketable securities	728	641
Receivables from unconsolidated affiliates	27	31
Trade accounts and notes receivable - net	4,208	4,171
Financing receivables - net	33,799	29,750
Financing receivables securitized - net	4,659	4,703
Other receivables	1,738	1,220
Equipment on operating leases - net	6,988	7,298
Inventories	6,781	4,999
Property and equipment - net	5,820	5,817
Investments in unconsolidated affiliates	175	193
Goodwill	3,291	3,081
Other intangible assets - net	1,275	1,327
Retirement benefits	3,601	863
Deferred income taxes	1,037	1,499
Other assets	1,970	2,432
Total Assets	$84,114	$75,091

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$10,919	$8,582
Short-term securitization borrowings	4,605	4,682
Payables to unconsolidated affiliates	143	105
Accounts payable and accrued expenses	12,205	10,112
Deferred income taxes	576	519
Long-term borrowings	32,888	32,734
Retirement benefits and other liabilities	4,344	5,413
Total liabilities	65,680	62,147

Stockholders’ Equity
Total Deere & Company stockholders’ equity	18,431	12,937
Noncontrolling interests	3	7
Total stockholders’ equity	18,434	12,944
Total Liabilities and Stockholders’ Equity	$84,114	$75,091

See Condensed Notes to Consolidated Financial Statements.

DEERE & COMPANY

STATEMENT OF CONSOLIDATED CASH FLOWS

For the Years Ended October 31, 2021 and November 1, 2020

(In millions of dollars) Unaudited

	2021	2020
Cash Flows from Operating Activities
Net income	$5,965	$2,753
Adjustments to reconcile net income to net cash provided by operating activities:
Provision (credit) for credit losses	(6)	110
Provision for depreciation and amortization	2,050	2,118
Impairment charges	50	194
Share-based compensation expense	82	81
Loss on sales of businesses and unconsolidated affiliates		24
Undistributed earnings of unconsolidated affiliates	2	(7)
Credit for deferred income taxes	(441)	(11)
Changes in assets and liabilities:
Trade, notes, and financing receivables related to sales	969	2,009
Inventories	(2,497)	397
Accounts payable and accrued expenses	1,884	(7)
Accrued income taxes payable/receivable	11	8
Retirement benefits	29	(537)
Other	(372)	351
Net cash provided by operating activities	7,726	7,483

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)	18,959	17,381
Proceeds from maturities and sales of marketable securities	109	93
Proceeds from sales of equipment on operating leases	2,094	1,783
Cost of receivables acquired (excluding receivables related to sales)	(23,653)	(19,965)
Acquisitions of businesses, net of cash acquired	(244)	(66)
Purchases of marketable securities	(194)	(130)
Purchases of property and equipment	(848)	(820)
Cost of equipment on operating leases acquired	(1,732)	(1,836)
Collateral on derivatives - net	(281)	268
Other	40	(27)
Net cash used for investing activities	(5,750)	(3,319)

Cash Flows from Financing Activities
Increase (decrease) in total short-term borrowings	818	(1,360)
Proceeds from long-term borrowings	8,722	9,271
Payments of long-term borrowings	(7,090)	(7,383)
Proceeds from issuance of common stock	148	331
Repurchases of common stock	(2,538)	(750)
Dividends paid	(1,040)	(956)
Other	(98)	(133)
Net cash used for financing activities	(1,078)	(980)

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	55	32

Net Increase in Cash, Cash Equivalents, and Restricted Cash	953	3,216
Cash, Cash Equivalents, and Restricted Cash at Beginning of Year	7,172	3,956
Cash, Cash Equivalents, and Restricted Cash at End of Year	$8,125	$7,172

See Condensed Notes to Consolidated Financial Statements.

DEERE & COMPANY
Condensed Notes to Consolidated Financial Statements
(In millions of dollars and shares except per share amounts) Unaudited

(1)	2021 Special Items

In the third quarter of 2021, the company sold a closed factory that previously produced small agriculture equipment in China, resulting in a pretax gain. During the first quarter of 2021, the fixed assets in an asphalt plant factory in Germany were impaired. The company also continued to assess its manufacturing locations, resulting in additional long-lived asset impairments. These impairments were offset by a favorable indirect tax ruling in Brazil. There were no special items in the fourth quarter of 2021.

	Year Ended October 31, 2021
	Production &	Small Ag	Construction
Expense (benefit):	Precision Ag	& Turf	& Forestry	Total
Gain on sale - Other income		$(27)		$(27)
Long-lived asset impairments - Cost of sales	$5	3	$42	50
Brazil indirect tax - Cost of sales	(53)		(5)	(58)
Total pretax expense (benefit)	$(48)	$(24)	$37	$(35)

2020 Special Items

In 2020, the company closed a factory producing small agricultural equipment in China resulting in one-time costs in the fourth quarter, in addition to costs previously recorded in the third quarter. The company also impaired fixed assets at multiple international locations resulting in one-time costs in the fourth quarter, along with fixed asset impairments recognized in the second quarter. Equipment on operating leases and matured operating lease inventory were impaired in the second quarter of 2020. The company also impaired minority investments resulting in one-time costs in the fourth quarter, in addition to a minority investment impairment in the second quarter.

	Three Months Ended Nov. 1, 2020				Year Ended Nov. 1, 2020
Expense:	PPA	SAT	CF	Total	PPA	SAT	CF	FS	Total
Factory closure - Cost of sales		$7		$7		$20			$20
Long-lived asset impairments:
Cost of sales		13	$18	31		13	$80		93
SA&G expenses	$2	2		4	$2	2			4
Other operating expenses								$32	32
Affiliate company impairments – Equity in income (loss) of unconsolidated affiliates			30	30			50		50
Total pretax expense	$2	$22	$48	$72	$2	$35	$130	$32	$199

2020 Disposition

In the fourth quarter of 2020, the company sold its German lawn mower business. A $24 million pretax loss was recorded in the third quarter of 2020 when the definitive sale agreement was finalized. The loss was recorded in “Other operating expenses” in the small agriculture and turf segment.

2020 Employee-Separation Programs

During the first and fourth quarters of 2020, the company implemented employee-separation programs for the company’s salaried workforce in several geographic areas, including the U.S., Europe, Asia, and Latin America. The programs’ main purpose was to improve efficiency through a leaner, more flexible organization. The total pretax expenses for 2020 were as follows:

	Three Months Ended Nov. 1, 2020					Year Ended Nov. 1, 2020
	PPA	SAT	CF	FS	Total	PPA	SAT	CF	FS	Total
Cost of sales	$31	$19	$13		$63	$51	$31	$22		$104
Research and development expenses	20	12	5		37	29	18	8		55
Selling, administrative and general expenses	34	24	10	$11	79	53	43	24	$15	135
Total operating profit impact	$85	$55	$28	$11	179	$133	$92	$54	$15	294
Non-operating profit impact					18					41
Total pretax expense					$197					$335

Included in total pretax expense are non-cash charges of $13 million and $34 million in the fourth quarter and full year 2020, respectively, resulting from curtailment losses in certain OPEB plans that were recorded outside of operating profit in “Other operating expenses.”

(2)	Prior to November 2, 2020, the operating results of the Wirtgen Group (Wirtgen) were incorporated into the company’s consolidated financial statements using a one-month lag period. In the first quarter of 2021, the reporting lag was eliminated resulting in one additional month of Wirtgen activity in the first quarter and fiscal year 2021. The effect was an increase to “Net sales” of $270 million, which the company considers immaterial to construction and forestry’s annual net sales. Prior period results were not restated.
(3)	Dividends declared and paid on a per share basis were as follows:

	Three Months Ended		Years Ended
	October 31	November 1	October 31	November 1
	2021	2020	2021	2020
Dividends declared	$1.05	$.76	$3.61	$3.04
Dividends paid	$.90	$.76	$3.32	$3.04

(4)	The calculation of basic net income per share is based on the average number of shares outstanding. The calculation of diluted net income per share recognizes any dilutive effect of share-based compensation.
(5)	The consolidated financial statements represent the consolidation of all Deere & Company’s subsidiaries. In the supplemental consolidating data in Note 6 to the financial statements, the “Equipment Operations” represents the enterprise without “Financial Services”, which include the company’s production and precision agriculture operations, small agriculture and turf operations, and construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within “Financial Services.”

DEERE & COMPANY

(6) SUPPLEMENTAL CONSOLIDATING DATA
STATEMENT OF INCOME

For the Three Months Ended October 31, 2021 and November 1, 2020

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS[1]		SERVICES		ELIMINATIONS		CONSOLIDATED
	2021	2020	2021	2020	2021	2020	2021	2020
Net Sales and Revenues
Net sales	$10,276	$8,659					$10,276	$8,659
Finance and interest income	39	38	$859	$891	$(70)	$(62)	828	867	[2]
Other income	229	211	84	60	(90)	(66)	223	205	[3]
Total	10,544	8,908	943	951	(160)	(128)	11,327	9,731

Costs and Expenses
Cost of sales	7,811	6,470			(2)		7,809	6,470	[4]
Research and development expenses	450	443					450	443
Selling, administrative and general expenses	798	890	140	123	(2)	(2)	936	1,011	[4]
Interest expense	81	92	148	195	(19)	(9)	210	278	[5]
Interest compensation to Financial Services	51	53			(51)	(53)			[5]
Other operating expenses	40	93	355	385	(86)	(64)	309	414	[6]
Total	9,231	8,041	643	703	(160)	(128)	9,714	8,616

Income before Income Taxes	1,313	867	300	248			1,613	1,115
Provision for income taxes	256	266	74	63			330	329

Income after Income Taxes	1,057	601	226	185			1,283	786
Equity in income (loss) of unconsolidated affiliates		(29)	1	1			1	(28)

Net Income	1,057	572	227	186			1,284	758
Less: Net income attributable to noncontrolling interests	1	1					1	1
Net Income Attributable to Deere & Company	$1,056	$571	$227	$186			$1,283	$757

The supplemental consolidating data is presented for informational purposes. Transactions between the Equipment Operations and Financial Services have been eliminated to arrive at the consolidated financial statements.

1 The Equipment Operations represents the enterprise without Financial Services. The Equipment Operations includes the company’s production and precision agriculture operations, small agriculture and turf operations, construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within Financial Services.

2 Elimination of Financial Services’ interest income earned from Equipment Operations.

3 Elimination of Equipment Operations’ margin from inventory transferred to equipment on operating leases.

4 Elimination of intercompany service fees.

5 Elimination of Equipment Operations’ interest expense to Financial Services.

6 Elimination of Financial Services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)
STATEMENT OF INCOME

For the Years Ended October 31, 2021 and November 1, 2020

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS[1]		SERVICES		ELIMINATIONS		CONSOLIDATED
	2021	2020	2021	2020	2021	2020	2021	2020
Net Sales and Revenues
Net sales	$39,737	$31,272					$39,737	$31,272
Finance and interest income	133	112	$3,442	$3,610	$(279)	$(272)	3,296	3,450	[2]
Other income	941	808	352	257	(302)	(247)	991	818	[3]
Total	40,811	32,192	3,794	3,867	(581)	(519)	44,024	35,540

Costs and Expenses
Cost of sales	29,119	23,679			(3)	(2)	29,116	23,677	[4]
Research and development expenses	1,587	1,644					1,587	1,644
Selling, administrative and general expenses	2,887	2,878	504	606	(8)	(7)	3,383	3,477	[4]
Interest expense	368	329	687	942	(62)	(24)	993	1,247	[5]
Interest compensation to Financial Services	217	248			(217)	(248)			[5]
Other operating expenses	181	278	1,453	1,572	(291)	(238)	1,343	1,612	[6]
Total	34,359	29,056	2,644	3,120	(581)	(519)	36,422	31,657

Income before Income Taxes	6,452	3,136	1,150	747			7,602	3,883
Provision for income taxes	1,386	899	272	183			1,658	1,082

Income after Income Taxes	5,066	2,237	878	564			5,944	2,801
Equity in income (loss) of unconsolidated affiliates	18	(50)	3	2			21	(48)

Net Income	5,084	2,187	881	566			5,965	2,753
Less: Net income attributable to noncontrolling interests	2	2					2	2
Net Income Attributable to Deere & Company	$5,082	$2,185	$881	$566			$5,963	$2,751

The supplemental consolidating data is presented for informational purposes. Transactions between the Equipment Operations and Financial Services have been eliminated to arrive at the consolidated financial statements.

1 The Equipment Operations represents the enterprise without Financial Services. The Equipment Operations includes the company’s production and precision agriculture operations, small agriculture and turf operations, construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within Financial Services.

2 Elimination of Financial Services’ interest income earned from Equipment Operations.

3 Elimination of Equipment Operations’ margin from inventory transferred to equipment on operating leases.

4 Elimination of intercompany service fees.

5 Elimination of Equipment Operations’ interest expense to Financial Services.

6 Elimination of Financial Services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

CONDENSED BALANCE SHEET

As of October 31, 2021 and November 1, 2020

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS[1]		SERVICES		ELIMINATIONS		CONSOLIDATED
	2021	2020	2021	2020	2021	2020	2021	2020
Assets
Cash and cash equivalents	$7,188	$6,145	$829	$921			$8,017	$7,066
Marketable securities	3	7	725	634			728	641
Receivables from unconsolidated affiliates	5,591	5,290			$(5,564)	$(5,259)	27	31	[7]
Trade accounts and notes receivable - net	1,155	1,013	3,895	4,238	(842)	(1,080)	4,208	4,171	[8]
Financing receivables - net	73	106	33,726	29,644			33,799	29,750
Financing receivables securitized - net	10	26	4,649	4,677			4,659	4,703
Other receivables	1,602	1,117	159	151	(23)	(48)	1,738	1,220	[8]
Equipment on operating leases - net			6,988	7,298			6,988	7,298
Inventories	6,781	4,999					6,781	4,999
Property and equipment - net	5,783	5,778	37	39			5,820	5,817
Investments in unconsolidated affiliates	153	174	22	19			175	193
Goodwill	3,291	3,081					3,291	3,081
Other intangible assets - net	1,275	1,327					1,275	1,327
Retirement benefits	3,539	859	64	59	(2)	(55)	3,601	863	[9]
Deferred income taxes	1,215	1,763	53	45	(231)	(309)	1,037	1,499	[10]
Other assets	1,493	1,439	477	994		(1)	1,970	2,432
Total Assets	$39,152	$33,124	$51,624	$48,719	$(6,662)	$(6,752)	$84,114	$75,091

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$1,509	$292	$9,410	$8,290			$10,919	$8,582
Short-term securitization borrowings	10	26	4,595	4,656			4,605	4,682
Payables to unconsolidated affiliates	143	104	5,564	5,260	$(5,564)	$(5,259)	143	105	[7]
Accounts payable and accrued expenses	11,055	9,114	2,015	2,127	(865)	(1,129)	12,205	10,112	[8]
Deferred income taxes	438	385	369	443	(231)	(309)	576	519	[10]
Long-term borrowings	8,915	10,124	23,973	22,610			32,888	32,734
Retirement benefits and other liabilities	4,239	5,366	107	102	(2)	(55)	4,344	5,413	[9]
Total liabilities	26,309	25,411	46,033	43,488	(6,662)	(6,752)	65,680	62,147

Stockholders’ Equity
Total Deere & Company stockholders’ equity	18,431	12,937	5,591	5,231	(5,591)	(5,231)	18,431	12,937	[11]
Noncontrolling interests	3	7					3	7
Financial Services equity	(5,591)	(5,231)			5,591	5,231			[11]
Adjusted total stockholders' equity	12,843	7,713	5,591	5,231			18,434	12,944
Total Liabilities and Stockholders’ Equity	$39,152	$33,124	$51,624	$48,719	$(6,662)	$(6,752)	$84,114	$75,091

The supplemental consolidating data is presented for informational purposes. Transactions between the Equipment Operations and Financial Services have been eliminated to arrive at the consolidated financial statements.

1 The Equipment Operations represents the enterprise without Financial Services. The Equipment Operations includes the company’s production and precision agriculture operations, small agriculture and turf operations, construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within Financial Services.

7 Elimination of receivables / payables between Equipment Operations and Financial Services.

8 Reclassification of sales incentive accruals on receivables sold to Financial Services.

9 Reclassification of net pension assets / liabilities.

10 Reclassification of deferred tax assets / liabilities in the same taxing jurisdictions.

11 Elimination of Financial Services equity.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENT OF CASH FLOWS

For the Years Ended October 31, 2021 and November 1, 2020

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS[1]		SERVICES		ELIMINATIONS		CONSOLIDATED
	2021	2020	2021	2020	2021	2020	2021	2020
Cash Flows from Operating Activities
Net income	$5,084	$2,187	$881	$566			$5,965	$2,753
Adjustments to reconcile net income to net cash provided by operating activities:
Provision (credit) for credit losses	7	5	(13)	105			(6)	110
Provision for depreciation and amortization	1,043	1,016	1,140	1,227	$(133)	$(125)	2,050	2,118	[12]
Impairment charges	50	162		32			50	194
Share-based compensation expense					82	81	82	81	[13]
Loss on sale of businesses and unconsolidated affiliates		24						24
Undistributed earnings of unconsolidated affiliates	560	381	(3)	(2)	(555)	(386)	2	(7)	[14]
Provision (credit) for deferred income taxes	(369)	105	(72)	(116)			(441)	(11)
Changes in assets and liabilities:
Trade, notes, and financing receivables related to sales	(105)	373			1,074	1,636	969	2,009	[15,17,18]
Inventories	(1,835)	1,011			(662)	(614)	(2,497)	397	[16]
Accounts payable and accrued expenses	1,589	(331)	57	(1)	238	325	1,884	(7)	[17]
Accrued income taxes payable/receivable	13	(14)	(2)	22			11	8
Retirement benefits	30	(544)	(1)	7			29	(537)
Other	(167)	385	(22)	136	(183)	(170)	(372)	351	[12,13,16]
Net cash provided by operating activities	5,900	4,760	1,965	1,976	(139)	747	7,726	7,483

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)			20,527	18,829	(1,568)	(1,448)	18,959	17,381	[15]
Proceeds from maturities and sales of marketable securities	4		105	93			109	93
Proceeds from sales of equipment on operating leases			2,094	1,783			2,094	1,783
Cost of receivables acquired (excluding receivables related to sales)			(25,305)	(21,360)	1,652	1,395	(23,653)	(19,965)	[15]
Acquisitions of businesses, net of cash acquired	(244)	(66)					(244)	(66)
Purchases of marketable securities		(4)	(194)	(126)			(194)	(130)
Purchases of property and equipment	(845)	(816)	(3)	(4)			(848)	(820)
Cost of equipment on operating leases acquired			(2,627)	(2,666)	895	830	(1,732)	(1,836)	[16]
Decrease in trade and wholesale receivables			1,364	1,999	(1,364)	(1,999)			[15]
Collateral on derivatives - net	(7)	(6)	(274)	274			(281)	268
Other	58	(99)	5	(38)	(23)	110	40	(27)	[14,18]
Net cash used for investing activities	(1,034)	(991)	(4,308)	(1,216)	(408)	(1,112)	(5,750)	(3,319)

Cash Flows from Financing Activities
Increase (decrease) in total short-term borrowings	65	(177)	753	(1,183)			818	(1,360)
Change in intercompany receivables/payables	(354)	(3,207)	354	3,207
Proceeds from long-term borrowings	11	4,586	8,711	4,685			8,722	9,271
Payments of long-term borrowings	(94)	(607)	(6,996)	(6,776)			(7,090)	(7,383)
Proceeds from issuance of common stock	148	331					148	331
Repurchases of common stock	(2,538)	(750)					(2,538)	(750)
Dividends paid	(1,040)	(956)	(555)	(386)	555	386	(1,040)	(956)	[14]
Other	(61)	(105)	(29)	(7)	(8)	(21)	(98)	(133)	[14]
Net cash provided by (used for) financing activities	(3,863)	(885)	2,238	(460)	547	365	(1,078)	(980)

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	41	76	14	(44)			55	32

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	1,044	2,960	(91)	256			953	3,216
Cash, Cash Equivalents, and Restricted Cash at Beginning of Year	6,156	3,196	1,016	760			7,172	3,956
Cash, Cash Equivalents, and Restricted Cash at End of Year	$7,200	$6,156	$925	$1,016			$8,125	$7,172

The supplemental consolidating data is presented for informational purposes. Transactions between the Equipment Operations and Financial Services have been eliminated to arrive at the consolidated financial statements.

1 The Equipment Operations represents the enterprise without Financial Services. The Equipment Operations includes the company’s production and precision agriculture operations, small agriculture and turf operations, construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within Financial Services.

12 Elimination of depreciation on leases related to inventory transferred to equipment on operating leases.

13 Reclassification of share-based compensation expense.

14 Elimination of dividends from Financial Services to the Equipment Operations, which are included in the Equipment Operations net cash provided by operating activities, and capital investments in Financial Services from the Equipment Operations.

15 Primarily reclassification of receivables related to the sale of equipment.

16 Reclassification of direct lease agreements with retail customers.

17 Reclassification of sales incentive accruals on receivables sold to Financial Services.

18 Elimination and reclassification of the effects of Financial Services partial financing of the construction and forestry retail locations sales and subsequent collection of those amounts.